SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549

                               ____________

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         May 10, 1996

                              Moog Inc.
            (Exact Name of Registrant as Specified in Charter)


      New York                    1-5129                    16-0757636
(State or Other Jurisdiction    (Commission             (IRS Employer
of Incorporation)               File Number)            Identification No.)


   East Aurora, NY                                            14052
  (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code (716) 652-2000


                                NONE
     (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

          On May 10, 1996, Moog Inc. issued the attached press release.


Item 7.  Exhibits.

           (i) Press release.
          (ii) Form of Placement Agreement.
         (iii) Form of Registration Rights Agreement.
          (iv) Form of Indenture.
           (v) Amendment No. 3 to Bank Credit Facility.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MOOG INC.

                                   MOOG INC.
                                         (Registrant)


Date:  May 13, 1996                By: /S/WILLIAM P. BURKE
                                        William P. Burke
                                        Treasurer

EXHIBIT (i)


        MOOG SELLS $120 MLN OF SENIOR SUBORDINATED NOTES


          Moog Inc. (AMEX: MOG.A and MOG.B) announced today that it has sold $120 million of 10% Senior Subordinated Notes due
May 1, 2006. The notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2001, at 105% of their principal amount, plus accrued interest, declining ratably to 100% of their principal amount, plus accrued interest, on or after May 1, 2003.

          Moog will use the net proceeds from the sale of the securities to repay revolver borrowings of approximately
$68 million, to prepay all $16.4 million of the Company's outstanding 10.25% Senior Notes due 2001, and to repurchase 714,600 Class A common shares from the Seneca Foods Corporation at $18.00 per share. In an earlier transaction that closed on April 26, 1996, Moog redeemed $17.9 million of 9-7/8% Convertible Subordinated Debentures due 2006.

          The offering of Notes was made under Rule 144A and Regulation S under the Securities Act of 1933. Accordingly, the Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Moog has entered into an agreement to exchange the notes for new notes with substantially identical terms that will be registered under the Securities Act by November 14, 1996. The exchange will be made only be means of a prospectus.

          Moog, Inc. is a worldwide manufacturer of high performance controls used in commercial, industrial, aerospace and defense application.

EXHIBIT (ii)
                            MOOG INC.

                      AMENDED AND RESTATED
                       PLACEMENT AGREEMENT

                                             Dated May 7, 1996
                                                   Amended and
                                         Restated  May 9, 1996
_________________
_________________
_________________

Dear Sirs:

          Moog Inc., a New York corporation (the "Company"), proposes to issue and sell to you (the "Placement Agent") $100,000,000 principal amount of its 10% Senior Subordinated Notes due 2006 (the "Firm Notes") to be issued pursuant to the provisions of an Indenture dated as of May 10, 1996 (the "Indenture") between the Company and Fleet National Bank, as Trustee (the "Trustee").

          The Company also proposes, subject to the terms and conditions stated herein, to issue and sell to you not more than an additional $20,000,000 principal amount of its 10% Senior Subordinated Notes due 2006 (the "Additional Notes"), if and to the extent that you, as Placement Agent, shall have determined to exercise the right to purchase such Additional Notes granted to you in Section 3 hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the "Notes".

          The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

          The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and to be substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act.

          In connection with the sale of the Notes, the Company has prepared a preliminary private placement memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering and a description of the Company and its business. In addition, the Company has prepared Supplement No.1 to Offering Memorandum dated May 9, 1996 (the "Supplement"), which supplements the information provided in the Final Memorandum (the Final Memorandum, as so supplemented, being referred to herein as the "Supplemented Memorandum" and, with the Preliminary Memorandum and Final Memorandum, each a "Memorandum").

          Additionally, in connection with the sale of the Notes, the Company (i) has called for the redemption (the "Redemption") of the Company's 9 7/8% Convertible Subordinated Debentures due 2006, (ii) has agreed to prepay out of the proceeds of the sale of the Notes the Company's 10.25% Senior Notes due 1999 (the "Senior Note Prepayment"), (iii) has agreed to purchase 714,600 shares of the Company's Class A Common Stock from Seneca Foods Corporation (the "Stock Repurchase") and (iv) has entered into an amendment (the "Amendment to the Bank Credit Facility" and, together with the Redemption, the Senior Note Prepayment and the Stock Repurchase, collectively, the "Recapitalization") of the Company's Revolving and Term Loan Agreement dated June 15, 1994, as amended, among the banks identified in Exhibit A thereto, Marine Midland Bank, as agent, and the Company (the "Bank Credit Agreement").

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

          (a) The Final or Supplemented Memorandum, as the case may be, in the form used by the Placement Agent to confirm sales and on each of the Closing Date and Option Closing Date (as defined herein), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in any Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (c) The only subsidiaries of the Company (either direct or indirect) are listed on Schedule I attached hereto (each individually, a "Subsidiary" and collectively, the "Subsidiaries"). All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued or created and are fully paid and non-assessable and, other than as set forth on Schedule 1, are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim, except stock pledged to secure the Company's obligations under the Bank Credit Facility and the 10-1/4% Note. Except as set forth in the Company's most recent proxy statement and in the Supplemented Memorandum and except as provided herein, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind to which the Company is a party with respect to the capital stock of any Subsidiary. Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) The Registration Rights Agreement has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally,
(y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (f) The Notes have been duly authorized and, when executed, authenticated and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture. The Notes conform in all material respects to the description thereof contained in the Supplemented Memorandum under the heading "Description of the Notes."

          (g) The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as
(x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability. The Indenture conforms in all material respects to the description thereof contained in the Supplemented Memorandum under the heading "Description of the Notes."

          (h) The Amendment to the Bank Credit Facility has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (i) The consummation of the transactions comprising the Recapitalization has been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings by the Company are necessary to authorize such actions.

          (j) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Amendment to the Bank Credit Facility and the consummation of the Recapitalization will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and, based upon the representations, warranties and covenants of the Placement Agent in Section 6 hereof, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Notes or the Amendment to the Bank Credit Facility or the consummation of the Recapitalization except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and, with respect to the Company's obligations under the Registration Rights Agreement, except such as may be required by the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or Blue Sky laws of the various states.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

          (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Notes or the Amendment to the Bank Credit Facility or to consummate the Recapitalization or the other transactions contemplated by the Supplemented Memorandum.

          (m) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent (other than the Placement Agent), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or
(ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering of the Notes within the meaning of Section 4(2) of the Securities Act.

          (n) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Supplemented Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (o) Based upon the representations, warranties and covenants of the Placement Agent in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agent in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (p) Except as disclosed in the Final Memorandum, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals is not reasonably expected, singly or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (q) In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company reasonably believes that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (r) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agent) have complied with the offering restrictions requirement of Regulation S.

          (s) The financial statements included in the Final Memorandum (excluding the pro forma financial data) present fairly (a) the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated and (b) the results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary financial information and selected financial data included in the Final Memorandum (excluding pro forma financial information) present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in each Memorandum except for the accounting method change described in each Memorandum. The pro forma financial statements and other pro forma financial information included in the Supplemented Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (t) No part of the proceeds of the sale of the Notes will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          (u) The Company and the Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization;
(B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
(C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any Subsidiary has made, any payment of the Company's funds or any Subsidiary's funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Final Memorandum.

          (v) As of the time of purchase of the Notes on the Closing Date or Option Closing Date, as the case may be, and immediately after giving effect to the transactions contemplated in this Agreement and the Supplemented Memorandum, the Company will be Solvent. For purposes of this Agreement, "Solvent" means, with respect to any person as of any date of determination, that (a) the then fair saleable value of the assets of such person is (i) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such person and (ii) greater than the amount that will be required to pay such person's probable liability on such person's then existing debts as they become absolute and matured, (b) such person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (c) such person does not intend to incur, and neither believes nor reasonably should have believed that in the future it will incur, debts beyond its ability to pay such debts as they become due.

          2. Offering. You have advised the Company that the Placement Agent will make an offering of the Notes purchased by the Placement Agent hereunder on the terms set forth in the Supplemented Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

          3. Purchase and Delivery. The Company, upon the basis of the representations and warranties herein contained, hereby agrees to sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the Firm Notes at a purchase price of 97.25% of the principal amount thereof (the "Purchase Price").

          Payment for the Notes shall be made against delivery of the Firm Notes at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on May 10, 1996, or at such other time on the same or such other date, not later than May 15, 1996, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Firm Notes shall be made in same day funds by wire transfer to the Company's account at Marine Midland Bank, 140 Broadway, New York, New York, ABA No. 021001088, To Credit:
Moog Inc., Account No. 862-00002-5.

          The Company, upon the basis of the representations and warranties herein contained and subject to the Company receiving the consent of the lenders under the Bank Credit Agreement to the issuance and sale of the Additional Notes, hereby agrees to sell to the Placement Agent the Additional Notes, and the Placement Agent shall, subject to the consent of the Lenders under the Bank Credit Agreement, have a one-time right to purchase up to $20,000,000 of Additional Notes at the Purchase Price. If you elect to exercise such option, you shall so notify the Company in writing not later than five days after the date of this Agreement, which notice shall specify the principal amount of Additional Notes to be purchased by you and the date on which such Additional Notes are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than five business days after the date of such notice.

          Payment for any Additional Notes to be sold by the Company shall be made at the closing (the "Option Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time), on the date specified in the notice described above or on such other date, in any event not later than May 17, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Option Closing Date. Payment for the Additional Notes shall be made in same day funds by wire transfer to the Company's account at Marine Midland Bank, 140 Broadway, New York, New York, ABA No. 021001088, To Credit: Moog Inc., Account No. 862-00002-5.

          Certificates for the Notes shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Notes shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Notes to you duly paid, against payment of the purchase price therefor.

          4. Conditions to Closing. The obligations of the Placement Agent under this Agreement to purchase the Firm Notes and the Additional Notes, as the case may be, will be subject to the following conditions:

          (a) Subsequent to the date of this Agreement and prior to the Closing Date or the Optional Closing Date, as the case may be,

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its Subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Supplemented Memorandum.

          (b) You shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date or the Option Closing Date, as the case may be.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) You shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Phillips, Lytle, Hitchcock, Blaine & Huber, independent counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect set forth in Exhibit B, which in the case of an opinion delivered on the Option Closing Date will include appropriate modifications.

          (d) You shall have received on the Closing Date or the Optional Closing Date, as the case may be, an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you.

          (e) You shall have received on each of the dates hereof and the Closing Date or the Option Closing Date, as the case may be, a letter, dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum and the Supplemented Memorandum.

          (f) Prior to the Option Closing Date, the Company shall have received the consent of the lenders under the Bank
Credit Facility to the issuance and sale of the Additional Notes.

          (g) You shall have received such other documents and certificates of the Company as you or your counsel shall have reasonably requested.

          5.   Covenants of the Company.  In further
consideration of the agreements of the Placement Agent contained in this Agreement, the Company covenants as follows:

          (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request and to use its best efforts to deliver such copies of the Final Memorandum to you by 5 p.m. (New York time) on the day following the execution of this Agreement.

          (b) Before amending or supplementing any Memorandum to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the completion of the sale of the Notes by the Placement Agent in accordance with Section 6 hereof, any event shall occur or condition exist as a result of which it is necessary in your judgment or the judgment of the Company to amend or supplement the Supplemented Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Placement Agent or counsel to the Company, it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum as so amended or supplemented, will comply in all material respects with applicable law.

          (d) To endeavor, in cooperation with you, to qualify the Notes for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as you may reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e) Whether or not any sale of such Notes is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such Notes under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda,
(v) the printing and delivery to the Placement Agent in quantities as hereinabove stated of copies of each Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Notes, (vii) all document production charges and expenses of counsel to the Placement Agent (but not including their fees for professional services) in connection with the preparation of this Agreement, (viii) the fees and expenses, if any, incurred in connection with the admission of such Notes for trading in PORTAL or any other appropriate market system, and (ix) all other costs and expenses (which shall not include the fees and expenses of counsel to the Placement Agent) incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

          (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of such Notes.

          (g) Neither the Company nor any Affiliate will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act.

          (h) While any of the Notes remain outstanding, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (i) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agent) will comply with the offering restrictions of Regulation S.

          (j) If requested by you, to use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National
Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (k) To apply the net proceeds from the sale of the Notes in the manner set forth under the caption "The
Recapitalization" in the Supplemented Memorandum.

          (l) To include in each Memorandum information substantially in the form set forth in Exhibit C.

          (m) To use its best efforts to obtain the consent of the lenders under the Bank Credit Agreement to the issuance and sale of the Additional Notes.

          6.   Offering of Notes; Restrictions on Transfer.
(a) The Placement Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Placement Agent agrees with the Company that it and its Affiliates (i) have not solicited and will not solicit offers for, or offer or sell, such Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act and (ii) have and will solicit offers for such Notes only from, and have and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or
(y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) ("institutional accredited investors") that, prior to their purchase of the Notes, deliver to such Placement Agent a letter containing the representations and agreements set forth in Appendix A to each Memorandum and (B) in the case of offers outside the United States, to persons other than "U.S. persons" ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Supplemented Memorandum under the caption "Transfer Restrictions."

          (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:

          (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would constitute a public offering of the Notes, or permit possession or distribution of any Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

          (ii) the Placement Agent and its Affiliates have complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense;

          (iii) the Notes have not been and will not be registered under the Securities Act and have not been and will not be offered or sold by the Placement Agent or its Affiliates within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

          (iv) the Placement Agent has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Option Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither the Placement Agent nor its Affiliates have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Placement Agent and its Affiliates have complied and will comply with the offering restrictions requirements of Regulation S;

          (v) the Placement Agent has (A) not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations");
     (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

          (vi) the Placement Agent understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law; and

          (vii) the Placement Agent agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S".

Terms used in this Section 6 have the meanings given to them by Regulation S.

          7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Placement Agent, and each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of the Placement Agent or any person controlling the Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Placement Agent to the person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Final Memorandum (as then amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in any Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by _________________________________ in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Supplemented Memorandum.

          9. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                              Very truly yours,

                              MOOG INC.


                              By___________________
                              Name:
                              Title:


Agreed,

_______________________



By___________________
    Name:
    Title:

                           SCHEDULE I


                    SUBSIDIARIES OF MOOG INC.



Name                                    Ownership

Moog AG                                 Moog Inc.

Moog Australia Proprietary Limited      Moog Inc.

Moog do Brasil Controles Ltda.          Moog Inc.

Moog Buhl Automation                    (branch office)

Moog Controls Corporation               Moog Inc.

Moog Controls Hong Kong Limited         Moog Inc.

Moog Controls (India) Private Limited   Moog Inc.

Moog Controls Limited                   Moog Inc.

Moog Norden A.B.                        Moog Controls Ltd.

Moog OY                                 Moog Controls Ltd.

Moog FSC Ltd.                           Moog Inc.

Moog GmbH                               Moog Inc.

Moog Italiana S.r.1.                    Moog GmbH (90%)
                                        Moog Inc. (10%)

Moog Industrial Controls Corporation    Moog Inc.

Moog Japan Ltd.                         Moog Inc. (90%)

Moog Korea Ltd.                         Moog Inc.

Moog Properties Inc.                    Moog Inc.

Moog S.A.R.L.                           Moog Inc. (95%)
                                        Moog GmbH (5%)

Moog SNC                                Moog S.A.R.L.

Moog Singapore Pte. Ltd.                Moog Inc.

                                                       EXHIBIT C


          Each Memorandum shall contain language to the following effect:

          By its purchase of Notes, each purchaser of Notes will be deemed to:

          (1) represent that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (i) a QIB, and is aware that the sale to it is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor, or (iii) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary referred to above);

          (2) acknowledge that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

          (3) if it is a person other than a foreign purchaser outside the United States, agree that if it should resell or otherwise transfer the Notes within the time period referred to in Rule 144(k) under the Securities Act with respect to such transfer, it will do so only (i) to the Company or any Subsidiary thereof, (ii) inside the United States to a QIB in compliance with Rule 144A, (iii) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act. Each Institutional Accredited Investor that is not a QIB and that is an original purchaser of the Notes will be required to sign an agreement to the foregoing effect in the form attached hereto as Appendix A. Subject to the procedures set forth under "Description of the Notes-Book-Entry; Delivery and Form", prior to any proposed transfer of any of the Notes (otherwise than pursuant to an effective registration statement) within the time period referred to above, the Holder thereof must check the appropriate box set forth on the reverse side of its Notes relating to the manner of such transfer and submit the Notes to the Trustee;

          (4) agree that it will deliver to each person to whom it transfers Notes notice of any restrictions on transfer of such Notes;

          (5) if it is a foreign purchaser outside the United States, understand that the Notes will be represented by the Regulation S Global Note and that transfers thereof are restricted as described under "Description of the Notes-Book-Entry; Delivery and Form." If it is a QIB, it understands that the Notes offered in reliance on Rule 144A will be represented by the Restricted Global Note. Before any interest in the Restricted Global Note may be offered, sold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the Trustee with a written certification (the form of which certification can be obtained from the Trustee) as to compliance with the transfer restriction referred to above;

          (6) understand that the Notes (other than those issued to foreign purchasers or in substitution or exchange therefor) will bear a legend to the following effect unless otherwise agreed by the Company and the holder thereof:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
     (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
     (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO MOOG INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO MOOG INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
     (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE

     REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND MOOG INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (7) and acknowledge that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and agrees that if any of the acknowledgements, representations or warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Company and the Placement Agent. If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

          Each Memorandum shall also contain language to the following effect:

          "Each person receiving this Memorandum acknowledges that (i) such person has been afforded an opportunity to request from the Company and to review, and has received, all additional information considered by it to be necessary to verify the accuracy of, or to supplement, the information contained herein, (ii) such person has not relied on the Placement Agent or any person affiliated with the Placement Agent in connection with its investigation of the accuracy of such information or its investment decision, and (iii) no person has been authorized to give any information or to make any representation concerning the Company or the Notes (other than as contained herein and information given by duly authorized officers and employees of the Company in connection with investors' examination of the Company and the terms of the Offering), and, if given or made, any such other information or representation should not be relied upon as having been authorized by the Company or the Placement Agent."

                                                  EXHIBIT (iii)



                  REGISTRATION RIGHTS AGREEMENT





                       Dated May 10, 1996





                             between




                            MOOG INC.




                               and



                _________________________________

                  REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into May 10, 1996, between MOOG INC., a New York corporation (the "Company"), and ______________________________
(the "Placement Agent").

          This Agreement is made pursuant to the Placement Agreement dated May 7, 1996 between the Company and the Placement Agent, as amended and restated on May 10, 1996 (as so amended and restated, the "Placement Agreement"), which provides for the sale by the Company to the Placement Agent of up to $120 million aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2006 (the "Notes"). In order to induce the Placement Agent to enter into the Placement Agreement, the Company has agreed to provide to the Placement Agent and its direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of
     1934, as amended from time to time.

          "Closing Date" shall mean the Closing Date as defined in the Placement Agreement.

          "Company" shall have the meaning set forth in the preamble to this Agreement and shall also include the Company's successors.

          "Exchange Notes" shall mean securities issued by the Company under the Indenture containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from November 10, 1996, (ii) the Exchange Notes will not contain restrictions on transfer, and (iii) the Exchange Notes will not contain provisions relating to an increase in their interest rate under certain circumstances) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to
     Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Holder" shall mean the Placement Agent, for so long as it owns any Registrable Notes, and each of its direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

          "Indenture" shall mean the Indenture relating to the Notes to be dated as of May 10, 1996 between the Company and Fleet National Bank, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Placement Agent" shall have the meaning set forth in the preamble to this Agreement.

          "Placement Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

          "Registrable Notes" shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Notes
     (i) when a Registration Statement with respect to such Notes shall have been declared effective under the 1933 Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) when such Notes have become eligible for resale pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such Notes shall have ceased to be outstanding.

          "Registration Expenses" shall mean, except as otherwise specifically provided in this Agreement, any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation:
     (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or selling Holders in connection with blue sky qualification of any Registrable Notes or, with respect to Participating Broker-Dealers (as defined herein), any Exchange Notes),
     (iii) all expenses of preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all required rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee (including the reasonable fees and disbursements of its counsel), (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agent) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange
     Commission.

          "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes (but no other securities unless approved by the Holders whose Registrable Notes are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

          "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which Registrable Notes are sold to an Underwriter (as hereinafter defined) for reoffering to the public.

          2.   Registration Under the 1933 Act.

          (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts to cause to be filed after the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes (except Registrable Securities held by the Placement Agent and acquired directly from the Company if the Placement Agent is not permitted, pursuant to applicable law or SEC staff interpretation, to participate in the Exchange Offer) for Exchange Notes and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its best efforts to have the Exchange Offer consummated not later than 60 days after such effective date.
The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable
     Notes validly tendered will be accepted for exchange;

          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates");

          (iii) that any Registrable Note not tendered or tendered and validly withdrawn will remain outstanding and continue to accrue interest (but not at any increased rate provided for under certain circumstances in such Notes), but will not retain any rights under this Registration Rights Agreement;

          (iv) that each Holder electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letter of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

          (v) that each Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing its election to have such Notes exchanged.

          As soon as practicable after the last Exchange Date, the Company shall:

          (i) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, Exchange Notes equal in principal amounts to the principal amount of the Registrable Notes surrendered by such Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than
(i) that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC, (ii) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, (iii) that there shall not have been adopted or enacted any law, statute, rule or regulation that would render the Exchange Offer illegal, and (iv) such other conditions as may be reasonably acceptable to the Placement Agent which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. In addition, each Holder of Registrable Securities (other than a Participating Broker-Dealer) who wishes to exchange such Registrable Securities for Exchange Notes in the Exchange Offer will be required to represent that (A) it is not an affiliate of the Company, (B) any Exchange Notes to be received by it were acquired in the ordinary course of business and (C) it has no arrangement with any Person to participate in a distribution (within the meaning of the 1933 Act) of the Exchange Notes. Each Participating Broker-Dealer shall be required to make such representations as, in the reasonable judgment of the Company, may be necessary under applicable SEC rules, regulations or interpretations. Each Holder (including a Participating Broker-Dealer) shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available. The Exchange Offer shall be subject to the further condition that no stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the Exchange Offer Registration Statement and no proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose. The Company shall inform the Placement Agent of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agent shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

          (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date, (ii) the Exchange Offer is not for any other reason consummated by November 10, 1996 or
(iii) the Exchange Offer has been completed and in the opinion of counsel for the Placement Agent a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agent in connection with any offering or sale of Registrable Notes, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and to have such Shelf Registration Statement declared effective by the SEC. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the third anniversary of the Closing Date or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or
Section 2(b), provided, however, that with respect to a registration pursuant to Section 2(b)(iii), the Placement Agent shall pay the fees and disbursements of its legal counsel incurred in connection with such registration. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

          (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. As provided for in the Indenture, in the event that the Exchange Offer is not consummated, and if a Shelf Registration Statement is required hereby, the Shelf Registration Statement is not declared effective, on or prior to November 10, 1996, the interest rate on the Notes (and the Exchange Notes) will permanently increase by 0.5% per annum.

          (e) Without limiting the remedies available to the Placement Agent and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under
Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Placement Agent or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agent or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and
Section 2(b) hereof.

          3.   Registration Procedures.

          In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and
     (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

          (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Placement Agent, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use reasonable efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d),
     (ii) file any general consent to service of process or
     (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for the Placement Agent promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration
     Statement at the earliest practicable moment and provide prompt notice to each Holder or its counsel of the withdrawal of any such order;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

          (i) in the case of a Shelf Registration, upon becoming aware of the occurrence of any event contemplated by Section 3(e)(v) or (vi) hereof, use reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders or their counsel and counsel to the Placement Agent to suspend use of the Prospectus as promptly as practicable after becoming aware of the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus upon receipt of such notice until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Placement Agent or its counsel (and, in the case of a Shelf Registration Statement, the Holders or its counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Placement Agent or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Placement Agent and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law;

          (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement;

          (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the

     Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that, if any such records, documents or other information relates to pending or proposed acquisitions or dispositions, or otherwise relates to matters reasonably considered by the Company to constitute confidential or proprietary information, the Company need not provide such records, documents or information unless any required consents are obtained and the foregoing parties enter into a confidentiality agreement in customary form and reasonably acceptable to such parties and the Company;

          (n) In the case of a Shelf Registration, use reasonable efforts to cause all Registrable Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements.

          (o) use reasonable efforts to cause the Exchange Notes or Registrable Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act) unless such Notes are already so rated;

          (p) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

          (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the

     Holders of a majority of the Registrable Notes being sold) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain an opinion of counsel to the Company (which counsel and opinion, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to the selling Holders and Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

          In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.


          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) or (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable

Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          Notwithstanding anything to the contrary set forth in this Agreement, the Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in no more than one Underwritten Offering. In any such Underwritten Offering, the Holders of a majority of the Registrable Notes included in such offering shall select the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering.

          4.   Participation of Broker-Dealers in Exchange Offer.

          (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

          The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

          (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Placement Agent or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in
Section 4(a) above; provided that:

          (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer

     Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 90 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

          (ii) in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated
     (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be ______________ __________________ unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agent unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter or set of letters, as the case may be, with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

          (c) The Placement Agent shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

          5.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Placement Agent, each Holder and each person, if any, who controls the Placement Agent or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Placement Agent or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all information incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent or any Holder furnished to the Company in writing by the Placement Agent or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, provided that such Underwriters shall indemnify and hold harmless the Company, its respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity from the Company to such Underwriters, but only with reference to information relating to such Underwriters furnished to the Company in writing by such Underwriters expressly for use in such Registration Statement.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Placement Agent and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company, any Placement Agent and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Placement Agent and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Placement Agent and all persons, if any, who control the Placement Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agent and persons who control the Placement Agent, such firm shall be designated in writing by _________________________________. In such case involving the
Holders and such persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective number of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.

          (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any Holder or any person controlling the Placement Agent or any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

          6.   Miscellaneous.

          (a) No Inconsistent Agreements. The Company hereby represents to the Placement Agent and each Holder that (i) the Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of

Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof and (ii) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Placement Agent to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein; and provided further, however, that the Company and the Placement Agent may by agreement without notice to or the consent of any Holder amend, modify or supplement this Agreement to cure any ambiguity, defect or inconsistency so long as the interests of the Holders are not adversely affected thereby. Notwithstanding anything to the contrary in this Agreement, no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Placement Agent, the address set forth in the Placement Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Placement Agreement, the Indenture or the Final Memorandum. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Placement Agent (in its capacity as Placement Agent) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (e) Purchases and Sales of Notes. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Notes.

          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Placement Agent, on the other hand, and the Placement Agent shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   MOOG INC.


                                   By________________________
                                        Name:
                                        Title:



Confirmed and accepted as of
the date first above written:

_________________________________



By_______________________________
     Name:
     Title:

EXHIBIT (iv)


                 _______________________________

                           MOOG INC.,
                            as Issuer


                               and


                      FLEET NATIONAL BANK,
                           as Trustee



                 _______________________________

                            Indenture

                    Dated as of May 10, 1996


             10% Senior Subordinated Notes due 2006



                 ______________________________

                      CROSS-REFERENCE TABLE





TIA Sections                              Indenture Sections

Section 310(a)(1). . . . . . . . .           7.09
           (a)(2)  . . . . . . . .           7.09
           (b) . . . . . . . . . .           7.07
Section 313(c) . . . . . . . . . .           7.05;11.02
Section 314(a) . . . . . . . . . .           4.17;11.02
           (a)(4). . . . . . . . .           4.16;11.02
           (c)(1). . . . . . . . .          11.03
           (c)(2). . . . . . . . .          11.03
           (e) . . . . . . . . . .          11.04
Section 315(b) . . . . . . . . . .           7.04;11.02
Section 316(a)(1)(A) . . . . . . .           6.05
           (a)(1)(B) . . . . . . .           6.04
           (b) . . . . . . . . . .           6.07
Section 317(a)(1). . . . . . . . .           6.08
           (a)(2). . . . . . . . .           6.09
Section 318(a) . . . . . . . . . .          11.01
           (c) . . . . . . . . . .          11.01






Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                        TABLE OF CONTENTS
                                                         Page

                     RECITALS OF THE COMPANY
                           ARTICLE ONE
           Definitions and Incorporation by Reference

     SECTION 1.01.  Definitions                            1
     SECTION 1.02.  Incorporation by Reference of Trust
                    Indenture Act                         20
     SECTION 1.03.  Rules of Construction                 20

                           ARTICLE TWO
                            The Notes

     SECTION 2.01.  Form and Dating                       21
     SECTION 2.02.  Restrictive Legends                   22
     SECTION 2.03.  Execution, Authentication and
                    Denominations                         24
     SECTION 2.04.  Registrar and Paying Agent            25
     SECTION 2.05.  Paying Agent to Hold Money in Trust   26
     SECTION 2.06.  Transfer and Exchange                 26
     SECTION 2.07.  Book-Entry Provisions for
                    Global Notes                          27
     SECTION 2.08.  Special Transfer Provisions           29
     SECTION 2.09.  Replacement Notes                     31
     SECTION 2.10.  Outstanding Notes                     32
     SECTION 2.11.  Temporary Notes                       32
     SECTION 2.12.  Cancellation                          33
     SECTION 2.13.  CUSIP Numbers                         33
     SECTION 2.14.  Defaulted Interest                    33

                          ARTICLE THREE
                           Redemption

     SECTION 3.01.  Right of Redemption                   34
     SECTION 3.02.  Notices to Trustee                    34
     SECTION 3.03.  Selection of Notes to Be Redeemed     34
     SECTION 3.04.  Notice of Redemption                  35
     SECTION 3.05.  Effect of Notice of Redemption        36
     SECTION 3.06.  Deposit of Redemption Price           36
     SECTION 3.07.  Payment of Notes Called for
                    Redemption                            36
     SECTION 3.08.  Notes Redeemed in Part                36

                          ARTICLE FOUR
                            Covenants

     SECTION 4.01.  Payment of Notes                      37
     SECTION 4.02.  Maintenance of Office or Agency       37
     SECTION 4.03.  Limitation on Indebtedness            38
     SECTION 4.04.  Limitation on Senior Subordinated
                    Indebtedness                          40
     SECTION 4.05.  Limitation on Restricted Payments     40


Note:The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

     SECTION 4.06.  Limitation on Dividend and
                    Other Payment Restrictions
                    Affecting Restricted Subsidiaries     43
     SECTION 4.07.  Limitation on the Issuance of
                    Capital Stock and Indebtedness
                    of Restricted Subsidiaries            44
     SECTION 4.08.  Limitation on Transactions with
                    Stockholders and Affiliates           45
     SECTION 4.09.  Limitation on Asset Sales             45
     SECTION 4.10.  Repurchase of Notes upon a Change of
                    Control                               46
     SECTION 4.11.  Existence                             46
     SECTION 4.12.  Payment of Taxes and Other Claims     47
     SECTION 4.13.  Maintenance of Properties
                    and Insurance                         47
     SECTION 4.14.  Notice of Defaults                    48
     SECTION 4.15.  Compliance Certificates               48
     SECTION 4.16.  Commission Reports and Reports to
                    Holders                               48
     SECTION 4.17.  Waiver of Stay, Extension or
                    Usury Laws                            49

                          ARTICLE FIVE
                      Successor Corporation

     SECTION 5.01.  When Company May Merge, Etc           49
     SECTION 5.02.  Successor Substituted                 50

                           ARTICLE SIX
                      Default and Remedies

     SECTION 6.01.  Events of Default                     50
     SECTION 6.02.  Acceleration                          52
     SECTION 6.03.  Other Remedies                        53
     SECTION 6.04.  Waiver of Past Defaults               53
     SECTION 6.05.  Control by Majority                   53
     SECTION 6.06.  Limitation on Suits                   53
     SECTION 6.07.  Rights of Holders to Receive Payment  54
     SECTION 6.08.  Collection Suit by Trustee            54
     SECTION 6.09.  Trustee May File Proofs of Claim      55
     SECTION 6.10.  Priorities                            55
     SECTION 6.11.  Undertaking for Costs                 56
     SECTION 6.12.  Restoration of Rights and Remedies    56
     SECTION 6.13.  Rights and Remedies Cumulative        56
     SECTION 6.14.  Delay or Omission Not Waiver          56

                          ARTICLE SEVEN
                             Trustee

     SECTION 7.01.  Rights of Trustee                     57
     SECTION 7.02.  Individual Rights of Trustee          59
     SECTION 7.03.  Trustee's Disclaimer                  59
     SECTION 7.04.  Notice of Default                     59
     SECTION 7.05.  Reports by Trustee to Holders         59
     SECTION 7.06.  Compensation and Indemnity            59
     SECTION 7.07.  Replacement of Trustee                60
     SECTION 7.08.  Successor Trustee by Merger, Etc      62

     SECTION 7.09.  Eligibility                           62
     SECTION 7.10.  Money Held in Trust                   62

                          ARTICLE EIGHT
                     Discharge of Indenture

     SECTION 8.01.  Termination of Company's Obligations  62
     SECTION 8.02.  Defeasance and Discharge of
                    Indenture                             63
     SECTION 8.03.  Defeasance of Certain Obligations     66
     SECTION 8.04.  Application of Trust Money            68
     SECTION 8.05.  Repayment to Company                  68
     SECTION 8.06.  Reinstatement                         69

                          ARTICLE NINE
               Amendments, Supplements and Waivers

     SECTION 9.01.  Without Consent of Holders            69
     SECTION 9.02.  With Consent of Holders               69
     SECTION 9.03.  Revocation and Effect of Consent      71
     SECTION 9.04.  Notation on or Exchange of Notes      71
     SECTION 9.05.  Trustee to Sign Amendments, Etc.      71
     SECTION 9.06.  Conformity with Trust Indenture Act   72


                           ARTICLE TEN
                     Subordination of Notes

     SECTION 10.01.  Notes Subordinated to Senior
                     Indebtedness                         72
     SECTION 10.02.  No Payment on Notes in Certain
                     Circumstances                        72
     SECTION 10.03.  Payment over Proceeds upon Dissolution,
                     Etc.                                 73
     SECTION 10.04.  Subrogation                          75
     SECTION 10.05.  Obligations of Company
                     Unconditional                        76
     SECTION 10.06.  Notice to Trustee                    76
     SECTION 10.07.  Reliance on Judicial Order or
                     Certificate of Liquidating
                     Agent                                77
     SECTION 10.08.  Trustee's Relation to Senior
                     Indebtedness                         78
     SECTION 10.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or
                     Holders of Senior Indebtedness       78
     SECTION 10.10.  Holders Authorize Trustee to
                     Effectuate Subordination of
                     Notes                                78
     SECTION 10.11.  Not to Prevent Events of Default     79
     SECTION 10.12.  Trustee's Compensation Not
                     Prejudiced                           79
     SECTION 10.13.  No Waiver of Subordination
                     Provisions                           79
     SECTION 10.14.  Payments May Be Paid Prior to
                     Dissolution                          79
     SECTION 10.15.  Trust Moneys Not Subordinated        79

                         ARTICLE ELEVEN
                          Miscellaneous

     SECTION 11.01.  Trust Indenture Act of 1939          80
     SECTION 11.02.  Notices                              80
     SECTION 11.03.  Certificate and Opinion as to
                     Conditions Precedent                 81
     SECTION 11.04.  Statements Required in Certificate
                     or Opinion                           81
     SECTION 11.05.  Acts of Holders                      81
     SECTION 11.06.  Rules by Trustee, Paying Agent or
                     Registrar                            82
     SECTION 11.07.  Payment Date Other Than a
                     Business Day                         83
     SECTION 11.08.  Governing Law                        83
     SECTION 11.09.  No Adverse Interpretation of Other
                     Agreements                           83
     SECTION 11.10.  No Recourse Against Others           83
     SECTION 11.11.  Successors                           83
     SECTION 11.12.  Duplicate Originals                  83
     SECTION 11.13.  Separability                         84
     SECTION 11.14.  Table of Contents, Headings, Etc.    84


     SIGNATURES                                           S-1

     EXHIBIT A - Form of Note                             A-1

     EXHIBIT B - Form of Certificate                      B-1

     EXHIBIT C - Form of Certificate to Be Delivered in
                 Connection with Transfers to Non-QIB
                 Accredited Investors                     C-1

     EXHIBIT D - Form of Certificate to Be Delivered in
                 Connection with Transfers Pursuant to
                 Regulation S                             D-1

          INDENTURE, dated as of May 10, 1996, between MOOG INC., a New York corporation, as Issuer (the "Company"), and Fleet
National Bank, as Trustee (the "Trustee").

                     RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $120,000,000 aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2006 (the "Notes") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

              AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                           ARTICLE ONE

           Definitions and Incorporation by Reference

          SECTION 1.01.  Definitions.

          "Acceleration Notice" has the meaning specified in
Section 6.02.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has an ownership interest and the net income of any Unrestricted Subsidiary, except, in each case, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
Section 4.05 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
(iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.05, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent or authenticating agent.

          "Agent Members" has the meaning provided in Section
2.07(a).

          "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

          "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided that "Asset Sale" shall not include sales or other dispositions of inventory, receivables and other current assets.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

          "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized

Lease Obligation" means the discounted present value of the rental obligations under such lease.

          "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than 90 days after the date of issuance, issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, or (ii) commercial paper, maturing not more than 90 days from the date of issue, which is issued by a corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by S&P or P-1 by Moody's.

          "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Stockholders, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 35% of the total voting power of the total Voting Stock of the Company on a fully diluted basis, and such ownership is greater than the total voting power of the Voting Stock of the Company held by the Existing Stockholders and their Affiliates; or (ii) individuals who on the Original Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Original Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

          "Closing Date" means the date on which up to $100,000,000 aggregate principal amount of the Notes are originally issued under this Indenture; provided, however, that if up to an additional $20,000,000 aggregate principal amount of Notes are issued hereunder on or before May 17, 1996, "Closing Date" shall mean the date on which such additional Notes are originally issued hereunder.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

          "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the Persons listed in clause (i) above in lieu of being signed by one of such Persons listed in such clause (i) and one of the officers listed in clause (ii) above.

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Interest Expense" means, for any period (without duplication), the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financings and other financings; the net costs associated with Interest Rate Agreements; interest in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries; interest in respect of Indebtedness consisting of the Company's obligations under the Supplemental Plan which, for any period, shall be computed at a rate per annum equal to the weighted average of the rates of interest borne by all other Indebtedness of the Company and its Restricted Subsidiaries for such period); and the interest component of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however,
(i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof), (ii) any amount of such interest expense of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary if the Adjusted Consolidated Net Income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to the proviso at the end of the definition thereof (but only in the same proportion as the Adjusted Consolidated Net Income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to the proviso at the end of the definition thereof) and (iii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Recapitalization, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Tangible Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Department and for purposes of Section 2.04 and 4.02 hereof is located at 40 Broad Street, 9th Floor, New York, New York 10004.

          "Credit Agreement" means the credit agreement dated June 15, 1994, as amended as of November 14, 1995 and March 22, 1996, among the Company, the lenders named therein, and Marine Midland Bank, as agent, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, as such credit agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time by one or more other agreements, instruments and documents entered into with such Persons and/or other Persons; provided, that a particular agreement (together with its related agreements, instruments and documents) shall constitute all or a portion of the Credit Agreement under this Indenture only if a notice to that effect is delivered by the Company to the Trustee.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees, and their respective successors until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

          "Designated Senior Indebtedness" means (i) Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) under the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount outstanding of at least $25 million and is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

          "Event of Default" has the meaning provided in Section
6.01.

          "Excess Proceeds" has the meaning provided in
Section 4.09.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes (i) shall be registered under the Securities Act and (ii) shall have an interest rate equal to 10% per annum, without provision for adjustment as provided in the fourth paragraph of Section 1 of the Notes) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

          "Existing Stockholders" means (i) the Persons from time to time parties to the Moog Family Agreement as to Voting dated September, 1982, as amended February 26, 1988, (ii) the Moog Inc. Retirement Plan Trust and (iii) the Moog Inc. Savings and Stock Ownership Plan Trust.

          "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by
(i) senior management of the Company if the aggregate amount of the transaction with respect to which Fair Market Value is being determined does not exceed $10 million in value, or (ii) the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, if the aggregate amount of the transaction with respect to which Fair Market Value is being determined exceeds $10 million in value.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Original Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Global Notes" has the meaning provided in Section
2.01.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.
The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" means the registered holder of any Note.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) other than with respect to the Company and its Restricted Subsidiaries letters of credit issued in the ordinary course of business and not exceeding $8 million outstanding at any time, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness,
(vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person,
(viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements and (ix) with respect to the Company, all obligations pursuant to the Supplemental Plan. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes.

          "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act.

          "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission pursuant to Section 4.16 hereof (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period, adjusted, however, to give pro forma effect to (x) repayments resulting from the reduction in such commitment or Indebtedness Incurred in excess of such commitment, in each case after the end of such Four Quarter Period and on or before the Transaction Date, and
(y) Indebtedness projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
(B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire Reference Period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; and provided further that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an asset acquisition, such pro forma calculation shall exclude any expense (net of any expense increase) which, in the good faith estimate of management, will (in accordance with GAAP and the rules, regulations and guidelines of the Commission) be eliminated as a result of such acquisition.

          "Interest Payment Date" means each semiannual interest payment date on May 1 and November 1 of each year, commencing
November 1, 1996.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

          "Investment" in any person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the Fair Market Value of the Capital Stock (or any other Investment) held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.05, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

          "Lender Agent" means the agent or agents, as the case may be, for the lenders from time to time party to the Credit Agreement as notified in writing by the Company to the Trustee from time to time and which is initially Marine Midland Bank.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a person who is not a U.S.
person, as defined in Regulation S.






<page.

          "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Notes and Exchange Notes shall vote together as one series of Notes under this Indenture.

          "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");
(iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent by 11:00 a.m., New York time, in immediately available funds, money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted for payment an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an

Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

          "Officer" means, with respect to the Company, (i) the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant
Treasurer, or the Secretary or any Assistant Secretary.

          "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

          "Offshore Global Note" has the meaning provided in
Section 2.01.

          "Offshore Physical Notes" has the meaning provided in
Section 2.01.

          "Opinion of Counsel" means a written opinion signed by legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e). Opinions of Counsel required to be delivered may have qualifications customary for opinions of the type required.

          "Original Closing Date" means the date on which up to $100,000,000 aggregate principal amount of the Notes are originally issued under this Indenture.

          "Paying Agent" has the meaning provided in
Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Payment Blockage Period" has the meaning provided in
Section 10.02.

          "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with the past practice of the Company or its Restricted Subsidiaries and that do not in the aggregate exceed $2 million at any time outstanding; and (v) stock, obligations or securities received in satisfaction of judgments or in settlements.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Physical Notes" has the meaning provided in Section
2.01.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.


          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is
(i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.09 and
4.10 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions of Sections 4.09 and 4.10.

          "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

          "Registrar" has the meaning provided in Section 2.04.

          "Registration" means the commencement of an exchange offer or the effectiveness of a shelf registration statement relating to the Notes.

          "Registration Rights Agreement" means the Registration
Rights Agreement, dated as of May 10, 1996, between the Company and _________________________________.

          "Registration Statement" means the Registration
Statement as defined and described in the Registration Rights
Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities
Act.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning provided in
Section 4.05.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" has the meaning provided in Section
2.04.

          "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the Original Closing Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, claims, indemnifications, reimbursements, liabilities and other monetary obligations) of the Company under the Credit Agreement, (ii) Indebtedness of the Company pursuant to the Supplemental Plan, and (iii) all other Indebtedness of the Company (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its Subsidiaries or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company not permitted by Section 4.03, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness of the Company to any employee, officer or director of the Company or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Company, (g) any Trade Payables of the Company or (h) any Indebtedness of the Company described in clause (ii) of this definition to the extent such Indebtedness exceeds $10 million. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law or similar laws relating to insolvency.

          "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

          "S&P" means Standard and Poor's Ratings Group and its successors.

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Supplemental Plan" means, collectively, the Moog Inc. Supplemental Retirement Plan and the Moog Inc. Supplemental Retirement Plan Trust, in each case, as in effect on the Original Closing Date or as may be amended from time to time with the approval of a majority of the disinterested members of the Board of Directors.

          "Temporary Cash Investment" means any of the following:
(i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof,
(ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, Taiwan or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof, Taiwan or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and
(v) securities with maturities of two years or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

          "TIA" or "Trust Indenture Act" means the Trust
Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-
77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "United States Bankruptcy Code" means the Bankruptcy
Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either
(I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section
4.05 and (C) if applicable, the Incurrence of Indebtedness referred to in clause (A) of this proviso would be permitted under Section 4.03. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Global Note" has the meaning provided in Section
2.01.

          "U.S. Government Obligations" means securities that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Physical Notes" has the meaning provided in
Section 2.01.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.  Unless the
context otherwise requires:

          (i)  a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)     "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                           ARTICLE TWO

                            The Notes

          SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage.
The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single permanent global Note in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Note shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Notes").

          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical
Notes". The U.S. Global Note and the Offshore Global Note are sometimes referred to herein as the "Global Notes".

          The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          SECTION 2.02.  Restrictive Legends.  Unless and until a
Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Note and each U.S. Physical Note shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Notes and the Offshore Global Note shall bear the legend set forth below on the face thereof until at least 41 days after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
     (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

     (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO MOOG INC. OR ANY SUBSIDIARY THEREOF,
     (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO MOOG INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
     (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND MOOG INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO MOOG INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

          SECTION 2.03.  Execution, Authentication and
Denominations. The Notes shall be executed by an Officer of the Company listed in clause (i) of the definition of Officer herein and attested by its Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The signature of any of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount of up to $120,000,000. The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $120,000,000; provided that Exchange Notes shall be issuable only upon the valid surrender for cancellation of Notes of a like aggregate principal amount in accordance with the exchange offer made pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication and delivery of Notes. Such Opinion of Counsel in connection with the authentication of the Exchange Notes shall be substantially in the form of Exhibit E to this Indenture. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth above except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, 2.09 or 2.11.

          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

          SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.


          SECTION 2.05.  Paying Agent to Hold Money in Trust.
Not later than each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent by 11:00 a.m., New York time, in immediately available funds, money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

          SECTION 2.06.  Transfer and Exchange.   The Notes are
issuable only in registered form. A Holder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent of the Company shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to a Holder or its transferee for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 2.07.  Book-Entry Provisions for Global Notes.
(a) The U.S. Global Note and Offshore Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Note or the Offshore Global Note, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) or
(d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in
Section 2.02.

          (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Note pursuant to paragraph
(b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

          (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration
Rights Agreement, the following provisions shall apply:

          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000 at the time of such transfer, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Note so transferred.

          (c) Transfers of Interests in the Offshore Global Note or Offshore Physical Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Note or Offshore Physical Notes to U.S.
Persons:

          (i)  prior to the removal of the Private Placement
     Legend from the Offshore Global Note or Offshore Physical
     Notes pursuant to Section 2.02, the Registrar shall refuse to register such transfer; and

          (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

          (d)  Intentionally Omitted.

          (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

          (ii) (a) If the proposed Transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the document required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and
     (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 2.01 or paragraphs (a)(i)(x) or (e)(ii) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register the transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

          If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

          A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

          SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes.

          SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.


                          ARTICLE THREE

                           Redemption

          SECTION 3.01. Right of Redemption. (a) The Notes may be redeemed at the election of the Company, in whole or in part, at any time and from time to time on or after May 1, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date) if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                                 Redemption
          Year                      Price

          2001 . . . . . . . .    105.0%
          2002 . . . . . . . .    102.5
          2003 and thereafter.    100.0

          SECTION 3.02.  Notices to Trustee.  If the Company
elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

          The Company shall give each notice provided for in this
Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

          SECTION 3.04.  Notice of Redemption.  At least 30 days
but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

          (i)  the Redemption Date;

          (ii)  the Redemption Price;

          (iii)  the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued and unpaid interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued;

          (vii) that, if any Note contains a CUSIP or CINS number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

          (viii) the aggregate principal amount of Notes being redeemed.

          At the Company's request (which request may be revoked by the Company at any time prior to the date which is two Business Days prior to the date on which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. Concurrently with the giving of such notice by the Company to the Holders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

          SECTION 3.06.  Deposit of Redemption Price.  On or
prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying

Agent, shall segregate and hold in trust as provided in Section 2.05) by 11:00 a.m., New York time, in immediately available funds, money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued and unpaid interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued and unpaid interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                          ARTICLE FOUR

                            Covenants

          SECTION 4.01. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money in immediately available funds designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section
2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Notes.

          The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

          SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the office of the Trustee, located in the Borough of Manhattan, The City of New
York, as such office of the Company in accordance with Section
2.04.

          SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Original Closing Date and the Notes); provided that the Company and any Restricted Subsidiary (to the extent permitted under Section 4.07) may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than (x) for the period beginning on the Original Closing Date and ending on the fourth anniversary thereof, 2.0:1 and (y) thereafter 2.25:1.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary (to the extent permitted under Section
4.07) may Incur each and all of the following:

          (i) Indebtedness outstanding at any time under the Credit Agreement in an aggregate principal amount not to exceed $165 million, less any amount of Indebtedness permanently repaid as provided under Section 4.09;

          (ii) Indebtedness (A) to the Company evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

          (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clauses (i), (ii), (iv), (vi) or (vii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates or foreign currency exchange rates; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control;

          (vi) Indebtedness of the Company, to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under Section 8.02;

          (vii)  Guarantees of the Notes;

          (viii) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $20 million; and

          (ix) Indebtedness outstanding at any time pursuant to the Supplemental Plan in an aggregate amount not to exceed $10 million. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur Indebtedness pursuant to the Supplemental Plan in an aggregate amount that exceeds $10 million.

          (b) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness Incurred under the Credit Agreement on or prior to the Original Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of Section 4.03(a), and (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

          SECTION 4.04. Limitation on Senior Subordinated Indebtedness. The Company will not Incur any Indebtedness that is expressly made subordinate in right of payment to any Senior Indebtedness of the Company unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Notes pursuant to provisions substantially similar to those contained in Article Ten of this Indenture; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all of such Senior Indebtedness.

          SECTION 4.05. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Redeemable Stock)) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted
Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a) or
(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Original Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Original Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.16 plus (2) the aggregate Net Cash Proceeds received by the Company after the Original Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted

Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus (4) $3 million.

          The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a);

          (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company;

          (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock);

          (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article Five of the Indenture;

          (vi) the repurchase of shares, or options to purchase shares, of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell, shares of such stock; provided, however, that the aggregate amount of such repurchases shall not exceed
     (A) $500,000 in any calendar year or (B) $3 million in the aggregate;

          (vii) any repurchase by the Company or any Restricted Subsidiary of the Capital Stock of Moog Japan Ltd. from any Person other than the Company or a Subsidiary; provided, however, that the aggregate amount expended by the Company and its Restricted Subsidiaries under this clause (vii) shall not exceed $3 million;

          (viii) the repurchase by the Company of 714,600 shares of Class A Common Stock of the Company from Seneca Foods Corporation at a purchase price of $18 per share pursuant to the Stock Purchase Agreement dated March 26, 1996 between the Company and Seneca Foods Corporation;

          (ix) the declaration and payment (strictly in accordance with the provisions of Article Third of the Company's Certificate of Incorporation as in effect on the Original Closing Date) of regular periodic dividends on the Company's outstanding 9% Series B Cumulative Convertible Exchangeable Preferred Stock;

          (x) the Investment by the Company or a Restricted Subsidiary in a joint venture with a U.S. subsidiary of a European manufacturer of hydraulics systems and components, which Investment is currently expected not to exceed $2.0 million; or

          (xi)  Investments by the Company and its Restricted
     Subsidiaries in an aggregate amount not to exceed $10 million.


          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (ii), (vii), (viii), (x) and (xi) thereof and an exchange of Capital Stock for Capital Stock referred to in clause
(iii) thereof or an exchange of Capital Stock for Indebtedness referred to in clause (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.05 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section
4.05 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

          SECTION 4.06. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or
(iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions:

          (i) existing on the Original Closing Date in the Credit Agreement, this Indenture or any other agreements in effect on the Original Closing Date, and any extensions, refinancings, renewals or replacements of any of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (ii)  existing under or by reason of applicable law;

          (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

          (iv) in the case of clause (iv) of the first paragraph of this Section 4.06, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

          (vi) contained in agreements governing the acquisition and/or financing of facilities and improvements thereto by Moog GmbH.

Nothing contained in this Section 4.06 shall prevent the Company or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Company of any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

          SECTION 4.07. Limitation on the Issuance of Capital Stock and Indebtedness of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except
(i) to the Company or a Wholly Owned Restricted Subsidiary; or
(ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law.

          The Company will not permit any Restricted Subsidiary directly or indirectly, to Incur any Indebtedness except (i) Indebtedness existing on the Original Closing Date;
(ii) Indebtedness in an amount not to exceed $3 million, the proceeds of which are used by the Company or any of its Restricted Subsidiaries to repurchase the Capital Stock of Moog Japan Ltd. held by any Person other than the Company or any Subsidiary; (iii) Indebtedness expressly permitted under clause
(ii), (iii) or (iv) of the second paragraph of Section 4.03(a); and (iv) Indebtedness (in addition to the other amounts described in this paragraph) outstanding at any time in an aggregate principal amount not to exceed (A) $15 million for the period beginning on the Original Closing Date and ending on the third anniversary thereof, and (B) $25 million thereafter. The limitations set forth in this paragraph are in addition to those set forth in Section 4.03.

          SECTION 4.08. Limitation on Transactions with Stockholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or any Restricted Subsidiary or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit, and shall not apply to:

          (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or, (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

          (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

          (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; or

          (iv) any Restricted Payments not prohibited by Section
     4.05.

Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.08 and not covered by clause
(ii) or (iii) hereof must be approved or determined to be fair in the manner provided for (1) in clause (i) (A) or (B) above if the aggregate amount of such transaction exceeds $1 million in value or (2) in clause (i)(B) above if the aggregate amount of such transaction exceeds $5 million in value.

          SECTION 4.09. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Original Closing Date in any period of 12 consecutive months exceed $10 million, then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed $10 million (A) apply (to the extent required) an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this
Section 4.09. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.09 totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the date of purchase.

          SECTION 4.10. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase.

          SECTION 4.11. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and Restricted its Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Restricted Subsidiary.

          SECTION 4.12. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          SECTION 4.13. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.13 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the Company's judgment, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

          The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

          SECTION 4.14.  Notice of Defaults.  In the event that
the Company becomes aware of any Default or Event of Default the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

          SECTION 4.15. Compliance Certificates. (a) The Company shall deliver to the Trustee each year, within 105 days after the last day of the Company's immediately preceding fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.15(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

          (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

          SECTION 4.16. Commission Reports and Reports to Holders. The Company shall file with the Commission the annual, quarterly and other reports required by Section 13(a) or 15(d) of the Exchange Act, regardless of whether such Sections of the Exchange Act are applicable to the Company, and shall provide such reports to Holders and the Trustee within 15 days of the date it would have been required to file such reports with the Commission had it been subject to such Sections. The Company also shall comply with the other provisions of TIA
Section 314(a).

          SECTION 4.17. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                          ARTICLE FIVE

                      Successor Corporation

          SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, shall have a Consolidated Tangible Net Worth equal to or greater than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction;

          (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a); and

          (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

          SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                           ARTICLE SIX

                      Default and Remedies

          SECTION 6.01.  Events of Default.  An "Event of
Default" shall occur with respect to the Notes if:

          (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article Ten;

          (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article Ten;

          (c) the Company defaults in the performance of or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with
     Section 4.09 or Section 4.10, whether or not such Offer to Purchase is prohibited by Article Ten;


          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount of all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

          SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes pursuant to this Section 6.05.

          SECTION 6.06.  Limitation on Suits.  A Holder may not
institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to comply with such request; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding
     Notes have not given the Trustee a direction that is inconsistent with such written request.

          For purposes of Section 6.05 of this Indenture and this
Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          The limitations set forth in this Section 6.06 shall not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under
     Section 7.06;

          Second: to the holders of Senior Indebtedness, as and to the extent required by Article Ten;

          Third: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 25% in principal amount of the outstanding Notes.

          SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in
Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                          ARTICLE SEVEN

                             Trustee

          SECTION 7.01.  Rights of Trustee.  (a)  Except during
the continuance of an Event of Default,

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

          (d)  Subject to TIA Sections 315(a) through (d):

          (i) the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (iv) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith;

          (v) no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

          (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (vii) the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (viii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours and upon reasonable advance notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney;

          (ix) the Trustee may execute any of the trusts or powers hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (x) the Trustee shall not be deemed to have notice of the occurrence of a Change of Control or of events which would require an Offer to Purchase until such time as the Trustee receives notice thereof from the Company as required in Sections 4.09 and 4.10, respectively.

          SECTION 7.02. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.03.  Trustee's Disclaimer.  The Trustee
(i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

          SECTION 7.04. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 7.05. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 1997, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA
Section 313(a).

          SECTION 7.06. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify or hold harmless against any loss or liability incurred by the Trustee through negligence or bad faith.

          The Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, for any amount owing it pursuant to this
Section 7.06, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause
(g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          The provisions of this Section 7.06 shall survive the termination of this Indenture.

          SECTION 7.07.  Replacement of Trustee.  A resignation
or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

          The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

          (i)  the Trustee fails to comply with Section 7.09;

          (ii) the Trustee is adjudged a bankrupt or an insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor

Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance pursuant to this Section 7.07 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.06, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee fails to comply with Section 7.09, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          The Company shall give written notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders and the Lender Agent. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.


          SECTION 7.08.  Successor Trustee by Merger, Etc.  If
the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor
Trustee had been named as the Trustee herein.

          SECTION 7.09. Eligibility. Any Trustee serving hereunder shall (a) satisfy the requirements of TIA
Section 310(a)(1) and (b) be a bank or trust company, within or without the state, which is authorized by law to perform all of the duties imposed upon it hereby and which either (i) has a reported capital and surplus aggregating at least $50,000,000 or
(ii) is a wholly owned subsidiary of a bank, a trust company or a bank holding company having a reported capital and surplus aggregating at least $50,000,000.

          SECTION 7.10. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.


                          ARTICLE EIGHT

                     Discharge of Indenture

          SECTION 8.01.  Termination of Company's Obligations.
Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

          (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) the Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (i), the Company's obligations under Section 7.06 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02,
7.06, 7.07, 8.04, 8.05, 8.06 and Article Ten (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust with the Trustee as described in the foregoing clause (ii)) shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.04, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

          SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (i) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (A) rights of registration of transfer and exchange, (B) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (C) rights of Holders to receive payments of principal thereof and interest thereon, (D) the Company's obligations under Section 4.02, (E) the rights, obligations and immunities of the Trustee hereunder and (F) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

          (i) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to
     (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and is permitted by Article
     Ten;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (iv) the Company shall have delivered to the Trustee
     (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above based upon and accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not voidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
     Section 8.02 have been complied with.

          Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (iv)(2)(y) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.06, 7.07, 8.04, 8.05,
8.06 and Article Ten (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust as described in this Section 8.02) shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (iv)(1) of this
Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections
4.03 through 4.16, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and Sections 4.09 through 4.10, clause (d) of Section 6.01 with respect to Sections 4.03 through 4.16, and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, and Article Ten shall not apply to the money and/or U.S. Government Obligations held by the trust referred to in clause (i) below, in each case with respect to the outstanding Notes if:

          (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and is permitted by Article
     Ten;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not voidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

          (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
     Section 8.03 have been complied with.

          SECTION 8.04. Application of Trust Money. Subject to Sections 8.05 and 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.05. Repayment to Company. Subject to Sections 7.06, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                          ARTICLE NINE

               Amendments, Supplements and Waivers

          SECTION 9.01.  Without Consent of Holders.  The
Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (1)  to cure any ambiguity, defect or inconsistency;
     provided that such amendments or supplements shall not adversely affect the interests of the Holders;

          (2)  to comply with Article Five;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to make any change that does not adversely affect the rights of any Holder.

          SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of not less than a majority in principal amount of the Notes then outstanding, and the Holders of not less than a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Note, or change any place of payment where, or the currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage in principal amount of outstanding Notes the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

          (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Note;

          (iv) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

          (v) modify any of the provisions of Article Ten (or the definition of Senior Indebtedness) in a manner adverse to the Holders.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses
(i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

          SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

          SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not affect the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06.  Conformity with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article
Nine shall conform to the requirements of the TIA as then in effect.


                           ARTICLE TEN

                     Subordination of Notes

          SECTION 10.01.  Notes Subordinated to Senior
Indebtedness. The Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Notes shall, to the extent and in the manner set forth in this Article Ten, be unsecured, general obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company, pari passu in right of payment with any future senior subordinated indebtedness of the Company and senior in right of payment to any existing or future subordinated indebtedness of the Company.

          SECTION 10.02. No Payment on Notes in Certain Circumstances. (a) No direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations, whether pursuant to the terms of the Notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

          (b) During the continuance of any other event of default with respect to (i) the Credit Agreement pursuant to which the maturity of the Company's Indebtedness thereunder may be accelerated and (A) upon receipt by the Trustee of written notice from the Lender Agent or (B) if such event of default under the Credit Agreement results from the acceleration of the Notes or a Change of Control, from and after the date of such acceleration, no such payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Lender Agent or by repayment in full in cash or Cash Equivalents of such Senior Indebtedness or such event of default has been cured or waived) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no such payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Notes for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by repayment in full in cash or Cash Equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 10.02(b), no event of default that existed or was continuing (it being acknowledged that any subsequent event or condition that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a) or 10.02(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

          SECTION 10.03. Payment over Proceeds upon Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 6.01(g) and 6.01(h) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or Cash Equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Ten, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) For purposes of this Section 10.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Notes to be treated in any case or proceeding or similar event described in this Section 10.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this Indenture.

          SECTION 10.04. Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash or Cash Equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Ten are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or Cash Equivalents, of such Senior Indebtedness of such holders.

          SECTION 10.05.  Obligations of Company Unconditional.
(a) Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of the Senior Indebtedness.

          (b) Without limiting the generality of the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior

Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or Cash Equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

          SECTION 10.06. Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Ten. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.


          SECTION 10.08.  Trustee's Relation to Senior
Indebtedness. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          (b)  With respect to the holders of Senior
Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 10.02(c) and 10.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

          SECTION 10.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          SECTION 10.10. Holders Authorize Trustee to Effectuate Subordination of Notes. Each Holder by his acceptance of any Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

          SECTION 10.11. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.12.  Trustee's Compensation Not Prejudiced.
Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including
Section 7.06.

          SECTION 10.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.14. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company except under the conditions described in Section 10.02 or 10.03, from making payments of principal of, premium, if any, and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 10.02(b) of this Indenture (or there shall have been an acceleration of the Notes prior to such application) or in
Section 10.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

          SECTION 10.15. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness (provided that at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.


                         ARTICLE ELEVEN

                          Miscellaneous

          SECTION 11.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 11.02.  Notices.  Any notice or communication
shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

          if to the Company:

               Moog Inc.
               East Aurora, New York 14052
               Attention:  Chief Financial Officer

          if to the Trustee:

               Fleet National Bank
               777 Main Street
               Hartford, Connecticut  06115
               Attention:  Corporate Trust Department [CT MO
0238]

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. The Trustee shall promptly notify the

Lender Agent of all changes of addresses for notices or communications pursuant to this Section 11.02.

          Any notice or communication to the Lender Agent shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

          Marine Midland Bank
          One Marine Midland Center
          Buffalo, New York 14203
          Attention:  Regional Commercial Banking Department

or to such additional or different addresses as the Lender Agent may designate by notice to the Company and the Trustee.

          Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

          SECTION 11.03.  Certificate and Opinion as to
Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

          SECTION 11.04.  Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or delivering such opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request;

provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 11.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The ownership of Notes shall be proved by the Security Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          SECTION 11.06.  Rules by Trustee, Paying Agent or
Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.07. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

          SECTION 11.08.  Governing Law.  The laws of the State
of New York shall govern this Indenture and the Notes.

          SECTION 11.09.  No Adverse Interpretation of Other
Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.10. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

          SECTION 11.11.  Successors.  All agreements of the
Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 11.12.  Duplicate Originals.  The parties may
sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 11.13. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.



                    [SIGNATURE PAGE FOLLOWS]

                           SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                              MOOG INC.,
                                as Issuer


                              By:
                                   Name:
                                   Title:



                              FLEET NATIONAL BANK


                              By:
                                   Name:
                                   Title:

                                                      EXHIBIT A

                         [FACE OF NOTE]

                            MOOG INC.

             10% Senior Subordinated Notes due 2006

                                         [CUSIP] [CINS]


No.                                                  $

         MOOG INC., a New York corporation (the "Company", which
term includes any successor under the Indenture hereinafter
referred to), for value received, promises to pay to            ,
or its registered assigns, the principal sum of
($          ) on May 1, 2006.

         Interest Payment Dates: May 1 and November 1, commencing November 1, 1996

         Regular Record Dates:  April 15 and October 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                MOOG INC.


                                  By
                                        Name:
                                        Title:

                                  By
                                        Name:
                                        Title:

        (Form of Trustee's Certificate of Authentication)


This is one of the 10% Senior Subordinated Notes due 2006 described in the within-mentioned Indenture.

                                  FLEET NATIONAL BANK,
                                      as Trustee

                                  By
                                         Authorized Signatory

                    [REVERSE SIDE OF NOTE]



                           MOOG INC.

             10% Senior Subordinated Note due 2006



1.  Principal and Interest.

         The Company will pay the principal of this Note on May 1, 2006.

         The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April
15th or October 15th immediately preceding the Interest
Payment Date) on each Interest Payment Date, commencing
November 1, 1996.

         If an exchange offer registered under the Securities Act is not consummated, or a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before November 10, 1996 in accordance with the terms of the Registration Rights Agreement dated May 10, 1996 between the Company and _________________________________, the annual interest rate borne by the Notes shall be permanently increased by 0.5% from the rate shown above. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

         Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 10, 1996; provided that, if there is no existing default in the payment of interest and if this
Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.


2.  Method of Payment.

         The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 1 and November 1 to the persons who are Holders (as reflected in the Security Register at the close of business on such April 15 and October 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after May 1, 2006.

         The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.

         Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture; Limitations.

         The Company issued the Notes under an Indenture dated as of May 10, 1996 (the "Indenture"), between the Company and Fleet National Bank (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are unsecured, general obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $120,000,000.


5.  Redemption.

         The Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after May 1, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date) if redeemed during the 12-month period commencing on May 1 of the applicable year set forth below:

                                 Redemption
          Year                     Price

          2001 . . . . . . . .    105.0%
          2002 . . . . . . . .    102.5
          2003 and thereafter.    100.0


          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.  Repurchase upon Change of Control.

          Upon the occurrence of any Change of Control, the Company must commence and consummate an Offer to Purchase all Notes outstanding as described in the Indenture at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the payment date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

7.  Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

8.  Persons Deemed Owners.

          A Holder shall be treated as the owner of a Note for all purposes.

9.  Unclaimed Money.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Each year, within 105 days after the last day of the Company's immediately preceding fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.

          The following events constitute "Events of Default" under the Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article Ten of the Indenture; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions set forth in Article Ten of the Indenture; (c) default in the performance of or breach of the provisions of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.09 or 4.10 of the Indenture, whether or not such Offer to Purchase is prohibited by the subordination provisions set forth in Article Ten of the Indenture; (d) default in the performance of or breach of any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
(f) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount of all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors.

          If an Event of Default, as defined in the Indenture (other than an Event of Default specified in clause (g) or (h) above), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable as provided in the Indenture. If an Event of Default under clause (g) or (h) above occurs, the Notes automatically become due and payable as provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and acceleration of the Notes may be rescinded as provided therein. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Subordination.

          The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or Cash Equivalents, of all Senior Indebtedness.

16.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in any of the Notes, or because of any Indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the
Company or of any successor Person thereof.   Each Holder by
accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN
(= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to
Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Moog Inc., East Aurora, New York 14052,
Attention:  Chief Financial Officer.

                   [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

______________________________________________________________

______________________________________________________________

Please print or typewrite name and address including zip code of assignee

_____________________________________________________________

_____________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

            [THE FOLLOWING PROVISION TO BE INCLUDED
            ON ALL NOTES OTHER THAN EXCHANGE NOTES,
               LEGENDED OFFSHORE GLOBAL NOTES AND
               LEGENDED OFFSHORE PHYSICAL NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                          [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities
          Act of 1933 provided by Rule 144A thereunder.

                              or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.



If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
                         NOTICE:  The signature to this
                         assignment must correspond with the
                         name as written upon the face of the
                         within-mentioned instrument in every
                         particular, without alteration or any
                         change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                              NOTICE:  To be executed by an
                              executive officer

              OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to Section 4.09 or Section 4.10 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.09 or Section 4.10 of the Indenture, state the amount: $___________________.

Date:

Your Signature:
                           (Sign exactly as your name appears
                            on the other side of this Note)

Signature Guarantee:  ______________________________

                                                  EXHIBIT B


                      Form of Certificate

                                      [                ,     ]

Fleet National Bank
777 Main Street
Hartford, Connecticut  06115
Attention:  Corporate Trust Department [CT MO 0238]

              Re:  Moog Inc. (the "Company")
                 0% Senior Subordinated Notes
                    due 2006 (the "Notes")

Dear Sirs:

         This letter relates to U.S. $
principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of May 10, 1996 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                         Very truly yours,

                              [Name of Holder]



                              By:
                                 Authorized Signature

                                                  EXHIBIT C



                   Form of Certificate to Be
                 Delivered in Connection with
           Transfers to Non-QIB Accredited Investors


                                                      ,



Fleet National Bank
777 Main Street
Hartford, Connecticut  06115
Attention:  Corporate Trust Department [CT MO 0238]


                Re:  Moog Inc. (the "Company")
                 10% Senior Subordinated Notes
                    due 2006 (the "Notes")

Dear Sirs:

         In connection with our proposed purchase of $ aggregate principal amount of the Notes, we confirm that:

         1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 10, 1996 (the "Indenture"), relating to the Notes, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933 (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
(A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to you and the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the

Securities Act, if available, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                         Very truly yours,

                         [Name of Transferee]


                         By:
                              Authorized Signature

                                             EXHIBIT D



              Form of Certificate to Be Delivered
                 in Connection with Transfers
                   Pursuant to Regulation S

                                                ,


Fleet National Bank
777 Main Street
Hartford, Connecticut  06115
Attention:  Corporate Trust Department [CT MO 0238]

                Re:  Moog Inc. (the "Company")
                 10% Senior Subordinated Notes
                    due 2006 (the "Notes")

Dear Sirs:

         In connection with our proposed sale of U.S.$ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United States;

         (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities
Act of 1933.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                         Very truly yours,

                         [Name of Transferor]


                         By:
                              Authorized Signature

                                             EXHIBIT E

              FORM OF OPINION OF COUNSEL TO THE
        COMPANY IN CONNECTION WITH THE AUTHENTICATION
             OF EXCHANGE NOTES UNDER SECTION 2.03


         The Opinion of Counsel to be delivered to the Trustee pursuant to Section 2.03 of this Indenture in connection with the authentication of the Exchange Notes shall be to the effect that:

                 (A)     The Exchange Notes have been
         duly authorized and, when executed,
         authenticated and delivered in accordance with the terms of the Placement Agreement, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, and (y) entitled to the benefits of the Indenture.

                 (B)     A Registration Statement
         with respect to the Exchange Notes has been filed with the Securities and Exchange
         Commission and has been declared effective under the Securities Act of 1933, and the Indenture has been qualified under the Trust
         Indenture Act of 1939, as amended.

EXHIBIT (v)

CONSENT AND THIRD AMENDMENT TO REVOLVING AND TERM LOAN AGREEMENT

         THIS AGREEMENT is made as of the 13th day of May, 1996 among the banks identified in Exhibit A attached to and made a part of this Agreement (collectively, the "Banks") and individually a "Bank"), Marine Midland Bank, a New York banking corporation having its chief executive office at One Marine Midland Center, Buffalo, New York 14203, ("Marine"), as agent for the Banks, and Moog Inc., a New York business corporation having its chief executive office at Jamison Road and Seneca Street, East Aurora, New York 14052-0018, (the "Borrower").


         WHEREAS, the Banks, Marine as agent for the Banks and the Borrower previously entered into a Revolving and Term Loan Agreement dated June 15, 1994 and a First Amendment to Revolving and Term Loan Agreement dated as of November 14, 1995 (as so amended, the "Loan Agreement"); and


         WHEREAS, the Banks, Marine as agent for the Banks and the Borrower now desire to amend certain terms of the Loan
Agreement; and


         WHEREAS, the Banks and Marine as agent for the Banks now desire to give their consent under the Loan Agreement to the taking of certain actions by the Borrower;


         NOW, THEREFORE, effective on the date described in
Section 5(a) of this Agreement, the Banks, Marine as agent for the Banks and the Borrower agree as follows:

         1. DEFINITIONS. Each word or expression used, but not defined, in this Agreement shall have the meaning given it in the Loan Agreement.

         2.   AMENDMENTS.  Section 12(ggg-1) of the Loan
Agreement shall be amended to read in its entirety as follows:

                 ggg-1.  Subordinated Debentures.
              "Subordinated Debentures" means approximately $120,000,000 of subordinated debentures publicly issued by the Borrower pursuant to documents in form and substance satisfactory to the Banks, bearing a coupon rate of approximately 10% and the principal amount of which is due in a single installment 10 years after issuance.

         3. CONSENTS. Section 7(b) of the Loan Agreement provides that "the Borrower shall not, without the prior written consent of the Required Banks . . . [c]reate, incur, assume or have any Indebtedness (i) arising from the borrowing of any money . . . except . . . for Permitted Indebtedness". In addition, Section 7(h) of the Loan Agreement provides that "the Borrower shall not, without the prior written consent of the Required Banks . . . [d]eclare, pay or make any Distribution, except for Permitted Distributions". The Borrower has requested the Required Banks to consent to the issuance by the Borrower of the Subordinated Debentures and the use by the Borrower of the proceeds of such issuance to (a) retire certain Permitted Indebtedness consisting of the Borrower's Indebtedness to The Northwestern Mutual Life Insurance Company aggregating approximately $16,800,000, (b) repay in advance approximately $86,400,000 of Revolving Loans, (c) repurchase a privately held block of approximately 714,600 of the Borrower's Class A common shares for an aggregate purchase price of approximately $12,900,000 and (d) paying costs and expenses of approximately $3,900,000 in connection with the issuance of the Subordinated Debentures.

         4. PREREQUISITES TO LOANS. The obligation of any Bank to make any Loan after the effective date of this Agreement shall be conditioned upon the receipt by each Bank at or before the time such Loan is to be made of the following, in form and substance satisfactory to each Lending Entity:

         a. If such Loan is the first Revolving Loan after the effective date of this Agreement, a certificate executed by a Designated Officer and a Designated Financial Officer updating each representation and warranty previously made in or pursuant to the Loan Agreement and stating that (i) there did not occur or exist at any time during the period beginning on the date of the Loan Agreement and ending at the time such Loan is to be made and there does not exist at the time such Loan is to be made any Event of Default or Default and (ii) each representation and warranty made in the Loan Agreement, as amended by this Agreement, was true and correct as of all times during the period beginning on the date of the Loan Agreement and ending at the time such Loan is to be made and is true and correct as of the time such Loan is to be made, except to the extent updated in a certificate executed by a Designated Officer and a Designated Financial Officer and received by each Lending Entity before the time such Loan is to be made; and

         b. Payment of all costs and expenses payable pursuant to the first sentence of Section 9(a) of the Loan Agreement at or before the time such Loan is to be made.

         5.   GENERAL.

         a. Term. This Agreement shall become effective upon its execution by the Borrower, the Agent and the Required Banks. If, however, the Subordinated Debentures are not issued on or before June 30, 1996, this Agreement shall immediately terminate, and the Loan Agreement shall continue in full force and effect as if this Agreement had never been executed, except that (i) the Borrower shall by no later than December 31, 1996 repay in advance (other than by directly or indirectly using the proceeds of any other Revolving Loans) all Revolving Loans the proceeds of which were used to retire any portion of certain Permitted

Indebtedness consisting of the Borrower's convertible subordinated debentures and (ii) the obligation of the Borrower pursuant to clause (i) of this sentence shall survive any termination of this Agreement. Otherwise, the term of this Agreement shall be the same as the term of the Loan Agreement, as amended by this Agreement.

         b. Survival; Reliance. Each representation, warranty, covenant and agreement contained in this Agreement shall survive the making of each Loan and the execution and delivery of each Loan Document and shall continue in full force and effect during the term of this Agreement, except to the extent modified in accordance with the terms of this Agreement. Each such representation, warranty, covenant and agreement shall be presumed to have been relied upon by each Lending Entity.

         c. Entire Agreement. This Agreement contains the entire agreement between each Lending Entity and the Borrower with respect to the subject matter of this Agreement, and supersedes each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by or on behalf of any Lending Entity with respect thereto, whether or not relied or acted upon. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation hereafter made, by or on behalf of any Lending Entity, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement or impair or otherwise affect any indebtedness, liability or obligation of the Borrower pursuant to this Agreement or any right or remedy of any Lending Entity pursuant to this Agreement or otherwise. No modification or termination of this Agreement shall be effective unless made in a writing duly executed by the Required Banks and specifically referring to each provision of this Agreement being modified or to such termination.

         d. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

         e. Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If, however, any such provision shall be prohibited by or invalid under such Law, it shall be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof of any other such provision being prohibited or invalid.

         f. Headings. In this Agreement, headings of sections are for convenience of reference only, and are not of substantive effect.

         g. Counterparts. This Agreement may be executed in any number of counterparts and signature pages, but all of such counterparts shall together constitute a single agreement.

         h. Loan Agreement. As specifically amended by this Agreement, the Loan Agreement shall remain in full force and effect. Effective on the effective date of this Agreement, references in the Loan Agreement to this Agreement shall be deemed to be references to the Loan Agreement as amended by this Agreement.


         IN WITNESS WHEREOF, each Lending Entity and the Borrower have caused this Agreement to be duly executed on the date shown at the beginning of this Agreement.


                         MARINE MIDLAND BANK


                         By
                           Hugh C. McLean, Vice President


                         MANUFACTURERS AND TRADERS TRUST COMPANY


                         By
                                                (Title)


                         FLEET BANK


                         By
                                                (Title)


                         THE MITSUBISHI BANK, LIMITED


                         By
                                                (Title)


                         THE SUMITOMO BANK, LIMITED (as successor to The Daiwa Bank, Limited)


                         By
                                                (Title)


                         By
                                                (Title)

                        ACKNOWLEDGEMENTS


STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the ____ day of March in the year 1996, before me personally came Hugh C. McLean, known to me, who, being by me duly sworn, did depose and say that he resides at 170 Highland Avenue, Buffalo, New York; that he is a Vice President of Marine Midland Bank, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.





                                Notary Public






STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of Manufacturers and Traders
Trust Company, the corporation described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                                Notary Public

STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of Fleet Bank, the corporation
described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                                Notary Public




STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of The Mitsubishi Bank, the
corporation described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                                Notary Public

STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of The Sumitomo Bank, Limited
(as successor to The Daiwa Bank, Limited), the corporation described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                               Notary Public



STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of The Sumitomo Bank, Limited
(as successor to The Daiwa Bank, Limited, the corporation described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                              Notary Public

STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of Barnett Bank of Pinellas
County, the corporation described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                                Notary Public

STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of National Bank of Canada,
the corporation described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                               Notary Public

STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the       day of March in the year 1996, before me
personally came                                     , to me
known, who, being by me duly sworn, did depose and say that _he resides at
                                                               ;
that _he is the                    of National Bank of Canada,
the corporation described in and which executed the above instrument; and that _he signed his (her) name thereto by order of the board of directors of said corporation.




                               Notary Public



STATE OF NEW YORK        )
                 :  SS.
COUNTY OF ERIE           )


         On the ____ day of March in the year 1996, before me personally came Hugh C. McLean, known to me, who, being by me duly sworn, did depose and say that he resides at 170 Highland Avenue, Buffalo, New York; that he is a Vice President of Marine Midland Bank, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.




                                Notary Public

                            EXHIBIT A

                    Banks that are a Party to
                         this Agreement


                       Marine Midland Bank

             Manufacturers and Traders Trust Company

                           Fleet Bank

                     Sumitomo Bank, Limited

                  The Mitsubishi Bank, Limited

                 Barnett Bank of Pinellas County

                     National Bank of Canada